Exhibit 99.5

BENEFICIAL OWNER ELECTION FORM

The undersigned acknowledge(s) receipt of your letter and the enclosed materials relating to the grant of non-transferable subscription rights (“Subscription Rights”) to purchase common shares, without par value per share (“Common Shares”), of Citizens Independent Bancorp, Inc. (the “Company”), including the Company’s prospectus dated _____________, 2013 (the “Prospectus”).

I (we) instruct you as follows:

(CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION)

Box 1:	☐ Please DO NOT EXERCISE MY (OUR) SUBSCRIPTION RIGHTS for Common Shares.
Box 2:	☐ Please EXERCISE MY (OUR) SUBSCRIPTION PRIVILEGE for Common Shares as set forth below:

Number of Shares Being Purchased (the sum of A and C below):

Total Exercise Price Payment Required (the sum of B and D below):

Basic Subscription Privilege

I wish to exercise my full Basic Subscription Rights or a portion thereof as follows:

(A)				(B)
__________________	×	$15.39	=	$_______________

No. of Common Shares Subscribed for under Basic Subscription Privilege		(Subscription price)		Payment due under Basic Subscription Privilege

Over-Subscription Privilege

I have exercised my Basic Subscription Privilege in full and, in addition to my Basic Subscription Privilege, I wish to subscribe for additional Common Shares under my Over-Subscription Privilege as follows:

(C)				(D)
__________________	×	$15.39	=	$______________

No. of Common Shares Subscribed for under Over-Subscription Privilege		(Subscription price)		Payment due under Over- Subscription Privilege

*	The maximum number of shares that you may subscribe for under your Over-Subscription Privilege is equal to ___________ shares less the number of shares subscribed for under your full Basic Subscription Privilege, subject to the Company’s acceptance of the subscription in its sole discretion and the limitations described in the Prospectus.

Box 3:	☐ Payment in the following amount is enclosed or has been/will be wired in accordance with the instructions set forth in the Prospectus:

$______________

(The total of the above Box 3 must equal the Total Exercise Price Payment Required.)

I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form:

•	Irrevocably elect to purchase the number of Common Shares indicated above upon the terms and conditions specified in the Prospectus; and

•	Agree that if I (we) fail to pay for the Common Shares I (we) have elected to purchase, you may exercise any remedies available to you under law.

Name(s) of Beneficial Owner(s)

Signature(s) of Beneficial Owner(s)

Date

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or another acting in a fiduciary or representative capacity, your signature must be Medallion Signature Guaranteed. Please also provide the following information:

Name:

Capacity:

Telephone Number: